Exhibit 10.3
RESTRICTED SHARE AGREEMENT
(Non-Assignable)
Regarding ______ Common Shares of
Beneficial Interest, par value $0.01 per share of
LASALLE HOTEL PROPERTIES
THIS CERTIFIES that, effective as of _________, 20__ (the “Date of Grant”), ______ (the “Grantee”) will be granted ______ restricted but fully paid and non-assessable common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), of LASALLE HOTEL PROPERTIES (the “Company”) upon and subject to the following terms and conditions and the applicable terms and conditions of the 2009 Equity Incentive Plan, as amended and as in effect from time to time (the “Plan”):
1.Restrictions on Transfer: The restricted Common Shares shall not be transferable by the Grantee until such shares become vested in accordance with Section 2 hereof. The transfer agent for the Company shall be instructed (i) to issue any certificates representing such shares with appropriate legends and (ii) not to process any transfers of such shares unless, and only to the extent that, it has been notified by the Compensation Committee (the “Committee”) of the Board of Trustees (the “Board”) of the Company that some or all of such shares have become vested.
2.Vesting:
(a)The restricted Common Shares generally will become cumulatively vested and transferable to the extent of ______ of such shares on _________, 20__; ______ of such shares on _________, 20__; and ______ of such shares on _________, 20__.

(b)Upon the occurrence of a Change in Control of the Company (as defined below), all non-vested restricted Common Shares granted pursuant to this Agreement shall thereupon become fully vested.
(c)In the event that the Grantee’s employment by the Company (or any of its affiliates) ceases by reason of the Grantee’s death, disability (disability to be determined in accordance with the Company’s then applicable long-term disability insurance policy plan), or retirement (retirement to be determined in accordance with the then prevailing Company policy established by the Board), then all non-vested restricted Common Shares granted pursuant to this Agreement shall thereupon become fully vested.
(d) In the event that the Grantee’s employment by the Company (or any of its affiliates) is terminated by the Company (or any of its affiliates) for Cause (as defined below), or by the Grantee for any reason other than the reasons addressed in Section 2(c), then all non-vested restricted Common Shares granted pursuant to this Agreement shall thereupon be forfeited; in the event that the Grantee’s employment by the Company (or any of its affiliates) is terminated by the Company (or any of its affiliates) other than for Cause, then all non-vested restricted Common Shares granted pursuant to this Agreement shall thereupon become fully vested. The parties acknowledge and agree that, in the event of a Change in Control of the Company, all non-vested restricted Common Shares granted pursuant to this agreement shall thereupon become fully vested, notwithstanding that the Grantee may resign in connection with the Change in Control of the Company upon such Change in Control of the Company.

3.Payment of Dividends: The Company shall pay the Grantee any cash dividends that are declared on non-forfeited restricted Common Shares, regardless of whether such shares have become vested on the record date for such dividends.
4.Adjustment. The Committee shall make or provide for such adjustments in the number of restricted Common Shares covered by this Agreement as the Committee shall in good faith determine to be equitably required in order to prevent any dilution or expansion of the rights of the Grantee that otherwise would result from (i) any share dividend, share split, combination of shares, recapitalization or similar change in the capital structure of the Company or (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or any other transaction or event having an effect similar to any of the foregoing.
5.Compliance With Law. The Company and the Grantee will make reasonable efforts to comply with all applicable securities laws. In addition, notwithstanding any provision of this Agreement to the contrary, the restricted shares will not become vested at any time that such vesting would result in a violation of any such law.
6.Investment Representation.
(a)In order to comply with Section 5 hereof and any applicable securities law, the Company may require the Grantee (i) to furnish evidence satisfactory to the Company (including, without limitation, a written and signed representation letter) to the effect that all restricted Common Shares acquired pursuant to this Agreement were acquired for investment only and not for resale or distribution and (ii) to agree that all such shares shall only be sold in transactions covered by an effective registration statement under the Securities Act of 1933 (the “Securities Act”) or pursuant to an exemption therefrom.
(b)At any time while applicable, the Company may affix a legend to the certificates representing unregistered Common Shares issued pursuant to this Agreement to the effect that such shares are not covered by an effective registration statement under the Securities Act and may only be sold or transferred upon registration or pursuant to an exemption therefrom.
7.Severability. In the event that one or more of the provisions of this Agreement may be invalidated for any reason by a court, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.
8.Governing Law. This certificate is made under, and will be construed in accordance with, the laws of the State of Maryland, without giving effect to the principle of conflict of laws of such State.
9.Withholding and Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made to or benefit realized by the Grantee, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Grantee make arrangements satisfactory to the Company for payment of the balance of any taxes required to be withheld. At the discretion of the Committee, such arrangements may include, without limitation, voluntary or mandatory relinquishment of a portion of any such payment or benefit or the surrender of outstanding Common Shares.

10.Certain Definitions.
(a)“Cause” shall have the meaning ascribed to such term in that certain Change in Control Severance Agreement effective as of _________, 20__, between Company and the Grantee, as it may be amended from time to time.
(b)“Change in Control of the Company” shall mean the occurrence of any of the following:
(i)any “person,” as such term is used in Section 3(a)(9) of the Exchange Act of 1934, as amended (the “Exchange Act”), as modified and used in Sections 13(d) and 14(d) thereof except that such term shall not include (A) the Company or any of its subsidiaries, (B) any trustees or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Shares, or (E) any person or group as used in Rule 13d-1(b) under the Exchange Act, is or becomes the beneficial owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person, any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(ii)during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new Trustee (other than (A) a Trustee designated by a person who has entered into an agreement with the Company to effect a transition described in clause (i), (iii), or (iv) of this definition or (B) a Trustee whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Trustees of the Company) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the Trustees then still in office who either were Trustees at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;
(iii)there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any corporation or other business entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 75% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as defined above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or
(iv)the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect) other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 75% of the combined voting power of the voting securities of which is owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

WITNESS the seal of the Company and the signatures of its duly authorized officers.
Dated as of _________, 20__
LASALLE HOTEL PROPERTIES
By: ____________________________
Name:
Title:

Acknowledged and Agreed

GRANTEE
By: _______________________________
Name:

8